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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-7070) pertaining to the Santa Fe International Corporation Investment Savings & Profit Sharing Plan of our report dated May 18, 2001, with respect to the financial statements and schedule of the Santa Fe International Corporation Investment Savings & Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                  ERNST & YOUNG LLP

June 27, 2001
Dallas, Texas